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Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Alcide Corporation:

        We consent to the use of our report dated July 2, 2003, with respect to the consolidated balance sheets of Alcide Corporation as of May 31, 2003 and 2002 and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.

        Our report refers to our audit of the disclosures added to revise the 2001 consolidated financial statements to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which was adopted by Alcide Corporation as of June 1, 2001, as more fully described in Note 2 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements other than with respect to such disclosures.

/s/  KPMG LLP

Seattle, Washington
June 23, 2004

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  Exhibit 23.5